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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report (Date of earliest event reported): January 24, 2003

I.C. ISAACS & COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	0-23379 (Commission File Number)	52-1377061 (IRS Employer Identification No.)

3840 BANK STREET, BALTIMORE, MARYLAND 21224-2522
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (410) 342-8200

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

        On February 3, 2003, I.C. Isaacs & Company, Inc. (the "Company") announced the election of Staffan Ahrenberg as Chairman of the Board of Directors of the Company following the resignation of Robert J. Arnot. Mr. Arnot also resigned as a director, Chief Executive Officer and President of the Company effective as of February 6, 2003.

        In connection with his resignation, Mr. Arnot agreed to terminate his employment agreement and enter into a separation agreement. The separation agreement provides that Mr. Arnot will serve as a paid consultant to the Company between February 6, 2003 and May 2, 2003 and thereafter will receive severance payments until December 15, 2003.

        A copy of the separation agreement is attached hereto as Exhibit 10.106 and a copy of the press release is attached hereto as Exhibit 99.03. Each is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

  (c)
  Exhibits.

10.106	Separation Agreement and General Release dated January 24, 2003 between Robert J. Arnot, I.C. Isaacs & Company, Inc. and I.C. Isaacs & Company L.P.
99.03	Press Release dated February 3, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.C. ISAACS & COMPANY, INC.
Date: February 5, 2003	By:	/s/ EUGENE C. WIELEPSKI Eugene C. Wielepski Title: Vice President and Secretary

EXHIBIT INDEX

Exhibit	Description
10.106	Separation Agreement and General Release dated January 24, 2003 between Robert J. Arnot, I.C. Isaacs & Company, Inc. and I.C. Isaacs & Company L.P.
99.03	Press Release dated February 3, 2003.

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX